Exhibit 99.2

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 tel: 203 622 3131 fax: 203 622 6080 unitedrentals.com

United Rentals Announces $63 Million Redemption of Convertible Preferred Securities

GREENWICH, Conn. – August 31, 2006 – United Rentals, Inc. (NYSE: URI) announced today the redemption, effective September 29, 2006, of $63 million of its 6 1/2% Convertible Quarterly Income Preferred Securities (“QUIPS”). The QUIPS, of which $222 million are currently outstanding, were issued in August 1998 by United Rentals Trust I.

The redemption price will be 101.3%, together with accrued and unpaid dividends to, but excluding, the September 29th redemption date. Payment of the redemption price will be made to those holders of QUIPS being redeemed who are registered holders as of the record date, September 14, 2006.

Martin E. Welch, executive vice president and chief financial officer for United Rentals, said, “We believe the QUIPS redemption represents an effective use of cash. Although the write-off of the related unamortized debt issuance costs will result in a slightly negative impact for Q3 2006 earnings, the redemption will reduce our diluted share count and be accretive going forward.”

A notice of redemption is being sent by the trustee to the registered holders of the QUIPS. Copies of the notice of redemption may be obtained from The Bank of New York, the paying agent for the QUIPS, by calling Bondholder Relations at 1-800-254-2826. The address for The Bank of New York is:

111 Sanders Creek Parkway
East Syracuse, New York 13057
Attention: Corporate Trust Operations

The CUSIP numbers for the QUIPS are 91136H306 and 91136H207.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of more than 760 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s 14,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.2 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.

Certain statements in this press release contain and incorporate by reference forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (2) non-residential construction spending, or governmental funding for highway, infrastructure and other construction projects, may not reach expected levels, (3) we may not have access to capital that our businesses or growth plans may require, (4) any companies we acquire could have undiscovered liabilities, may strain our management capabilities and may be difficult to integrate, (5) rates we can charge may increase less than anticipated, or costs we incur may increase more than anticipated, (6) we are highly-leveraged, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions, (7) we have not yet successfully remediated a previously identified material weakness in our internal controls relating to our financial close process, (8) we are subject to an ongoing inquiry by the SEC, and there can be no assurance that its outcome will not require additional changes in our accounting policies and practices, restatements of financial statements, revisions of results or guidance, or otherwise have adverse consequences for us, and (9) we may incur additional significant expenses in connection with the SEC inquiry, our related internal reviews, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, or other litigation, regulatory or investigatory matters, related thereto or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2005, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

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Contact:

Chuck Wessendorf

VP, Investor Relations and Corporate Communications

United Rentals, Inc.

(203) 618-7318

cwessendorf@ur.com

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